Exhibit 99.2

News Release
United Airlines
Worldwide Media Relations
872.825.8640 media.relations@united.com

United Reports March 2014

Operational Performance

CHICAGO, April 8, 2014 – United Airlines (UAL) today reported March 2014 operational results.

UAL’s March 2014 consolidated traffic (revenue passenger miles) increased 0.7 percent and consolidated capacity (available seat miles) increased 2.7 percent versus March 2013. UAL’s March 2014 consolidated load factor decreased 1.6 points compared to March 2013.

About United

United Airlines and United Express operate an average of more than 5,300 flights a day to more than 360 airports across six continents. In 2013, United and United Express carried more passenger traffic than any other airline in the world and operated nearly two million flights carrying 139 million customers. United is delivering a more flyer-friendly experience, offering more premium-cabin flat-bed seats and extra-legroom, economy-class seating than any airline in North America. In 2013, United became the first U.S. global carrier to offer satellite-based Wi-Fi, including on long-haul overseas routes. The airline also features DIRECTV® on more than 200 aircraft, with more live television access than any airline in the world. United operates nearly 700 mainline aircraft and, in 2014, will take delivery of 35 new Boeing aircraft and welcome 28 new E175 aircraft to United Express. Business Traveler magazine awarded United Best Airline for North American Travel for 2013, and readers of Global Traveler magazine have voted United’s MileagePlus program the Best Frequent-Flyer program for 10 consecutive years. Air Transport World named United the Eco-Aviation Airline of the Year Gold Winner in 2013. United is a founding member of Star Alliance, which provides service to 195 countries via 26 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

United Reports March 2014 Operational Performance / Page 2

Preliminary Operational Results

	March				Year-to-Date
	2014	2013	Change		2014	2013	Change
REVENUE PASSENGER MILES (000)
Domestic	7,815,691	7,756,442	0.8%		20,723,110	20,737,744	(0.1%)
International	7,300,234	7,326,514	(0.4%)		19,613,482	19,809,254	(1.0%)
Atlantic	2,795,521	2,871,612	(2.6%)		7,370,674	7,540,311	(2.2%)
Pacific	2,687,254	2,722,595	(1.3%)		7,632,378	7,708,120	(1.0%)
Latin	1,817,459	1,732,307	4.9%		4,610,430	4,560,823	1.1%
Mainline	15,115,925	15,082,956	0.2%		40,336,592	40,546,998	(0.5%)
Regional	2,349,957	2,255,368	4.2%		6,046,262	5,996,508	0.8%
Consolidated	17,465,882	17,338,324	0.7%		46,382,854	46,543,506	(0.3%)
AVAILABLE SEAT MILES (000)
Domestic	9,001,587	8,944,742	0.6%		24,371,068	24,624,302	(1.0%)
International	9,301,726	8,850,163	5.1%		25,426,013	25,195,163	0.9%
Atlantic	3,753,118	3,500,639	7.2%		10,390,683	10,233,974	1.5%
Pacific	3,326,269	3,248,028	2.4%		9,413,824	9,287,897	1.4%
Latin	2,222,339	2,101,496	5.8%		5,621,506	5,673,292	(0.9%)
Mainline	18,303,313	17,794,905	2.9%		49,797,081	49,819,465	0.0%
Regional	2,797,363	2,747,029	1.8%		7,419,130	7,552,301	(1.8%)
Consolidated	21,100,676	20,541,934	2.7%		57,216,211	57,371,766	(0.3%)
PASSENGER LOAD FACTOR
Domestic	86.8%	86.7%	0.1	pts	85.0%	84.2%	0.8	pts
International	78.5%	82.8%	(4.3	) pts	77.1%	78.6%	(1.5	) pts
Atlantic	74.5%	82.0%	(7.5	) pts	70.9%	73.7%	(2.8	) pts
Pacific	80.8%	83.8%	(3.0	) pts	81.1%	83.0%	(1.9	) pts
Latin	81.8%	82.4%	(0.6	) pts	82.0%	80.4%	1.6	pts
Mainline	82.6%	84.8%	(2.2	) pts	81.0%	81.4%	(0.4	) pts
Regional	84.0%	82.1%	1.9	pts	81.5%	79.4%	2.1	pts
Consolidated	82.8%	84.4%	(1.6	) pts	81.1%	81.1%	0.0	pts
ONBOARD PASSENGERS (000)
Mainline	8,012	8,008	0.0%		21,229	21,479	(1.2%)
Regional	4,147	4,062	2.1%		10,671	10,876	(1.9%)
Consolidated	12,159	12,070	0.7%		31,900	32,355	(1.4%)
CARGO REVENUE TON MILES (000)
Total	221,927	205,819	7.8%		585,175	546,210	7.1%

(more)

United Reports March 2014 Operational Performance / Page 3

Preliminary Financial Results

First Quarter 2014 estimated consolidated average price per gallon of fuel, including the impact of all cash settled hedges and fuel taxes	3.16 – 3.21	Dollars

Preliminary Operational Results

	2014	2013	Change
March On-Time Performance[1]	79.4%	80.7%	(1.3	) pts
March Completion Factor[2]	98.9%	98.7%	0.2	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report
[2]	Mainline completion percentage

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

# # #